                             AMENDMENT NO. I TO THE
                          FUND PARTICIPATION AGREEMENT



          THIS AMENDMENT NO. 1, dated as of October 15,1999 among LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK ("LIFE COMPANY), and NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST ("TRUST"), ADVISERS MANAGERS TRUST ("MANAGERS TRUST"), and NEUBERGER BERMAN MANAGEMENT INC. ("NB MANAGEMENT"), is made to the Fund Participation Agreement, dated as of September 25,1998, among LIFE COMPANY, TRUST, MANAGERS TRUST and NB MANAGEMENT (the "Agreement"). Terms defined in the Agreement are used herein as therein defined.

          WHEREAS, the parties desire to amend Appendix B to the Agreement to add a new Separate Account.

          NOW, THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, the parties agree as follows:

1. Appendix B of the Agreement is hereby deleted and replaced with new Appendix B attached hereto.

2. Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect.

3. This Amendment No. 1 may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same First Amendment.

NEUBERGER BERMAN                            NEUBERGER BERMAN
ADVISERS MANAGEMENT TRUST                   MANAGEMENT INC.

By                                          By:

Name:                                       Name:
Title:                                      Title:


ADVISERS MANAGERS TRUST                     LINCOLN LIFE & ANNUITY
                                            COMPANY OF NEW YORK

By                                          By:

Name:                                       Name:
Title:                                      Title:

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                                   APPENDIX B


Separate Accounts                           Selected Portfolios
-----------------                           -------------------

Lincoln Life and Annuity Variable           Partners
Annuity Account L


Lincoln Life & Annuity Company              Partners
Of New York Variable Annuity                Mid-Cap Growth
Account Q


Lincoln Life & Annuity Separate             Partners
Account R for Flexible Premium              Mid-Cap Growth
Variable Life Insurance




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